Exhibit 10.1

FIRST AMENDMENT TO SERVICES AGREEMENT

This first amendment to Services Agreement dated August 4, 2024 (the “Amendment”) by and between UAS Drone Corp. (NV registered company) of 10 HaRimon Street, Mevo Carmel Science and Industrial Park, Israel (the “Company”) and Mr. Yossi Balucka of Ha’Sadot Road, Talmei Elazar, Israel (the “Consultant”).

R E C I T A L S:

WHEREAS	the Company and the Consultant have entered into a consulting agreement dated March 25, 2021, for the rendering of Chief Executive Officer consulting services by the Consultant to the Company (the “Agreement”); and

WHEREAS	the Company wishes to amend the terms of the Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	The Company and the Consultant hereby agree to amend the Agreement as follows:

Section 6.1 of the Agreement shall be deleted and replaced in its entirety with the following new Section 6.1:

Monthly Fee. For the Services rendered in accordance with this Agreement, the Company shall pay the Consultant the sum of NIS 40,000 (forty thousand) + VAT as monthly fee (the “Monthly Fee”), against the receipt of tax invoices duly issued by the Consultant to the Company (the “Invoice”).

2.	This Amendment shall be effective as of August 1, 2024, and thus, as of the date hereof any reference to the Agreement shall be interpreted as reference to the Agreement as amended pursuant to this Amendment.

3.	Except as expressly amended hereby, the Agreement remains unchanged and unaffected, and in full force and effect. This Amendment and the Agreement contain the entire agreement and understanding of the Company and the Consultant hereto with respect to the subject matter hereof and thereof and supersede all prior oral and written agreements and understandings relating to such subject matter.

4.	Further Assurances. Each party hereto, without additional consideration, shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other party hereto in order to carry out the provisions and purposes of this Amendment.

5.	Counterparts. This Amendment may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.	Headings. The headings of Articles and Sections in this Amendment are provided for convenience only and will not affect its construction or interpretation.

7.	Waiver. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Amendment or any of the documents referred to in this Amendment will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.

8.	Severability. The invalidity or unenforceability of any provisions of this Amendment pursuant to any applicable law shall not affect the validity of the remaining provisions hereof, but this Amendment shall be construed as if not containing the provision held invalid or unenforceable in the jurisdiction in which so held, and the remaining provisions of this Amendment shall remain in full force and effect. If the Amendment may not be effectively construed as if not containing the provision held invalid or unenforceable, then the provision contained herein that is held invalid or unenforceable shall be reformed so that it meets such requirements as to make it valid or enforceable.

9.	Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the State of Israel. Consultant hereby expressly consents to the exclusive jurisdiction of the courts located in Tel Aviv, Israel, and all disputes or claims arising out of or related to this Agreement shall be exclusively resolved by the competent courts located in Tel Aviv, Israel.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

/s/ Yariv Alroy	/s/ Yossef Balucka
UAS Drone Corp.	Yossef Balucka

By:	Yariv Alroy
Title:	Chairman

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